UNDERWRITING AGREEMENT

      This Agreement is made as of September 23, 2005 by and between MMA Praxis Mutual Funds (the "Trust"), a Delaware business trust and an open-end registered investment company, and IFS Fund Distributors, Inc., a Delaware corporation ("Underwriter").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of the Trust (the "Series");

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Trust and Underwriter agree as follows:

      1.    APPOINTMENT.

            The Trust hereby appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. Upon notice of such termination, suspension or withdrawal, the Underwriter shall cease to offer shares.

      2.    SALE AND REPURCHASE OF SHARES.

            A. Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust's effective registration statement on Form N-1A under the Securities Act of 1933, as amended, including the then-current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

            B. Underwriter will also have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

            C. Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are reasonably necessary to carry into effect the distribution of the Shares.

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            D. The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.

            E. The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

            F. Underwriter agrees to date and time stamp all orders for the purchase or sale of Shares received by Underwriter, and to promptly process such orders at the public offering price next determined after receipt of such orders by Underwriter, in each case as described in the then-current Registration Statement. Underwriter represents that it has procedures in place reasonably designed to ensure that orders received by Underwriter are handled in the manner consistent with Rule 22c-1 under the Act, and any SEC staff positions or interpretations issued thereunder. Underwriter agrees to furnish proof of such date and time stamped orders when reasonably requested. Underwriter agrees to execute the instructions from the Trust's investment adviser (the "Adviser") to restrict or prohibit further purchases or exchanges by any shareholder identified as having engaged in trading that violates the Trust's market timing policies.

            G. On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

            H. Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

            I. Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

            J. Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.


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

      3.    SALE OF SHARES BY THE TRUST.

            The Trust reserves the right to sell Shares through other distributors or directly through subscriptions received by the Trust or the Trust's transfer agent, and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust. The right given to Underwriter under this Agreement shall not apply to Shares issued in connection with (a) the merger or consolidation of any other investment company with the Trust, (b) the Trust's acquisition, by purchase or otherwise, of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Shares by shareholders of the Trust of dividends or other distributions or any other offering by the Trust of securities to Trust shareholders.

      4.    BASIS OF SALE OF SHARES.

            Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefor.

      5.    RULES OF NASD, ETC.

            A. Underwriter will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

            B. Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the then-current Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

            C. Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

            D. Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

            E. Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then-current Registration Statement covering the Shares and in printed information approved by the Trust as information supplemental to such Registration Statement. Copies of the then-effective Registration Statement and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.


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

      6.    REPRESENTATIONS AND WARRANTIES OF THE TRUST.

      The Trust represents and warrants to Underwriter that:

            A. It is a Trust validly existing under the laws of the jurisdiction of its formation, and has full capacity and authority to enter into this agreement and to carry out its obligations hereunder;

            B. It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

            C. It has been in, and shall continue to be in compliance in all material respects with all laws and regulations applicable to its business and operations as they relate to this Agreement and that it is not aware of any investigation commenced by the Securities and Exchange Commission or any other regulatory or self-regulatory organization, or any proceeding or threatened proceeding that concerns the Trust;

            D. This Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties;

            E. As of the close of business on the effective date of this Agreement, the Trust has authorized an unlimited number of shares; and

            F. By virtue of its Declaration of Trust, shares of the Trust which are redeemed by the Trust may be sold by the Trust from its treasury.

      7.    REPRESENTATIONS AND WARRANTIES OF UNDERWRITER.

            Underwriter represents and warrants that: (a) the various procedures and systems which Underwriter has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records, and other data of the Trust and Underwriter's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and (b) this Agreement has been duly authorized by Underwriter and, when executed and delivered by Underwriter, will constitute a legal, valid and binding obligation of Underwriter, enforceable against Underwriter in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.


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

      8.    RECORDS TO BE SUPPLIED BY THE TRUST.

            The Trust shall furnish to Underwriter copies of all information, financial statements and other papers that Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

      9.    REFERENCES TO UNDERWRITER OR THE TRUST.

            A. Neither the Trust nor its agents shall circulate any printed matter which contains any reference to Underwriter without the prior approval of Underwriter, including but not limited to advertising and sales literature for the Trust. The Trust will submit printed matter requiring approval to Underwriter in draft form, allowing sufficient time for review by Underwriter prior to any deadline for printing.

            B. Underwriter shall not circulate any printed matter that contains any reference to the Trust without the prior approval of the Trust, excepting solely such printed matter as merely identifies the Trust as a client of Underwriter. Underwriter will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust prior to any deadline for printing.

      10.   EXPENSES.

            In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Trust or the Adviser in accordance with agreements between them, as permitted by applicable law, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, NASD or other filing fees, travel and such other expenses as may be incurred by Underwriter on behalf of the Trust.

      11.   INDEMNIFICATION OF UNDERWRITER.

            A. The Trust will indemnify and hold harmless Underwriter and each director, officer, employee, or control person of Underwriter, and affiliates of Underwriter (the "Indemnified Parties") from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities, including reasonable legal fees, of any and every nature which the Indemnified Parties may sustain or incur or which may be asserted against the Indemnified Parties by any person in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, on the part of any of such persons in the performance of Underwriter's duties or from the reckless disregard by any of such persons of Underwriter's duties under this Agreement. Notwithstanding any other provision of this Agreement, the Indemnified Parties shall be entitled to receive, at their own expense, and act upon advice of counsel (who may be counsel for the Trust or their own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice.


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

            B. The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld, as long as the Trust is conducting a good faith and diligent defense. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, or if such good faith and diligent defense is not being or ceases to be conducted by the Trust, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

            C. Underwriter shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, Underwriter shall provide evidence that coverage is in place. Underwriter shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. Underwriter shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust should the total outstanding claims made by Underwriter under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

            D. The foregoing rights shall be in addition to any other rights to which the Indemnified Parties may be entitled as a matter of law.

      12.   TERMINATION AND AMENDMENT OF THIS AGREEMENT.

            A. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party. Underwriter will be entitled to collect from the Trust all reasonable expenses incurred in conjunction with termination of this Agreement, including but not limited to out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Underwriter has contracted.


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

            B. This Agreement may be amended only if such amendment is approved
(i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

            C. Upon delivery of such notice of termination to the Trust or Underwriter, the Trust may, in its sole discretion, elect to extend the term of this Agreement for a period of three (3) months (the "Transition Period") following the date of termination specified in such notice in order to provide sufficient time for the Trust to transition to another service provider; provided, however, that the date of the conversion of services, data and books and records to the new service provider during the Transition Period is subject to the approval of Underwriter, which approval will not be unreasonably withheld. During such Transition Period, the terms of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect.

            D. In the event that in connection with the termination of this Agreement a successor to any of Underwriter's duties or responsibilities under this Agreement is designated by the Trust by written notice to Underwriter, Underwriter shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Underwriter under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Underwriter's cognizant personnel in the establishment of books, records and other data by such successor.

      13.   EFFECTIVE PERIOD OF THIS AGREEMENT.

            This Agreement shall be effective on the date first above written and shall remain in full force and effect (unless terminated automatically as set forth in Section 6) from year to year thereafter, subject to annual approval
(i) by Underwriter, (ii) by the Board of Trustees of the Trust or the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

      14.   NEW SERIES.

            The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

      15.   SUCCESSOR INVESTMENT COMPANY.

            Unless this Agreement has been terminated in accordance with Paragraph 12, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.


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

      16.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

            The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Underwriter to perform any services for the Trust which services could cause Underwriter to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Underwriter, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

      17.   LIMITATION OF LIABILITY.

            It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

      18.   SEVERABILITY.

            In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      19.   QUESTIONS OF INTERPRETATION.

            A. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

            B. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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

      20.   CONFIDENTIALITY

            A. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

            B. For the purpose of this Section, Confidential Information shall mean Technical Elements (as defined below), any information identified by either party as "Confidential" and/or "Proprietary" or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party. Underwriter retains the right to use its knowledge, experience, and know-how with other persons, firms or corporations (including other investment companies), including processes, ideas, concepts and techniques developed solely by Underwriter in the course of performing the services.

            C. In connection with performing its services under this Agreement, Underwriter may use certain data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, systems, analysis frameworks, leading practices, data bases, screen formats, report formats, interactive design technologies, documentation manuals and specifications ("Technical Elements"). Certain Technical Elements were owned or developed by Underwriter prior to, or independently from, its engagement hereunder and are the sole and exclusive property of Underwriter and Underwriter retains all rights thereto; and certain other Technical Elements consist of third party works and products which Underwriter has acquired the right to use. The Trust shall have no rights in the Technical Elements. The Trust agrees to treat all Technical Elements as Confidential Information.

            D. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust to Underwriter, or collected or retained by Underwriter in the course of performing its duties and responsibilities under this Agreement shall remain the sole property of the Trust. Underwriter shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of Underwriter except in connection with the performance of Underwriter's duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including applicable anti-money laundering laws). Underwriter represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trust. The Trust represents to Underwriter that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide Underwriter with a copy of that statement annually.


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

            The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.

      21.   NOTICES.

      All notices required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, e-mailed with return receipt requested, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To the Trust:              _________________________________

                           _________________________________

                           _________________________________

                           Attention:_______________________

To Underwriter:            IFS Fund Distributors, Inc.
                           221 East Fourth Street, Suite 300
                           Cincinnati, Ohio  45202
                           Attention: Roy E. Rogers

or to such other address as any party may designate by notice complying with the terms of this Paragraph. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      22.   COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      23.   BINDING EFFECT.

            Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.


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

      24.   MISCELLANEOUS.

            The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be executed as of the day and year first above written.


MMA PRAXIS MUTUAL FUNDS                         IFS FUND DISTRIBUTORS, INC.


By:  _________________________________          By:  __________________________
Its: President                                  Its: __________________________


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